Exhibit 10.2

RICHFIELD OIL &GAS COMPANY STOCK OPTION AGREEMENT

This Stock Option Agreement (this "Agreement") is effective as of May 6, 2013 (the "Option Grant Date") by and between Richfield Oil & Gas Company, a Nevada corporation (the "Company") and Alan D. Gaines, an individual residing in the State of Connecticut (the "Optionee"). The Optionee and the Company hereby agree as follows:

1.                   Grant. The Company hereby grants to the Optionee an option (the "Option") to purchase up to an aggregate of 3,500,000 shares of the Company's common stock (the "Optioned Shares") at an exercise price of $1.00 per Optioned Share (the "Exercise Price").

2.                  Term. The Option granted hereby shall terminate no later than at the close of business on May 5, 2020 (the "Termination Date").

3.                 Exercisability. This Option is granted in connection with the Company's hiring of Optionee pursuant to an Employment Agreement of even date herewith. Unless otherwise indicated, capitalized terms used herein shall have the meaning ascribed to them in the Employment Agreement. Pursuant to the terms of the Employment Agreement, the Optionee may, prior to the Termination Date, exercise this Option for (i) up to 1,750,000 Optioned Shares upon the earlier to occur of (x) the date on which the Company closes one or more sales of securities with gross proceeds to the Company in excess of $3,000,000 and (y) the six (6) month anniversary date of the Effective date (such date being the “Initial Vesting date”); (ii) up to an additional 875,000 Optioned Shares on the twelve (12) month anniversary date of the Initial Vesting date and (iii) up to an additional 875,000 Optioned Shares on the twenty four (24) month anniversary date of the Initial Vesting date.

4.                 Termination of Employment

(a) In the event that the Optionee’s employment with the Company is terminated for Cause or in the event the Optionee resigns without Good Reason, the non-vested portion of this Option shall be deemed canceled and forfeited in its entirety and Optionee shall have a period of six (6) moths to exercise this Option with respect to any vested Optioned Shares.

(b) Upon a Change of Control, or in the event that the Optionee’s employment with the Company is terminated by the Company Without Cause or by the Optionee for Good Reason, then all unvested portions of this Option shall immediately vest and Optionee shall have a period of twelve (12) moths to exercise this Option with respect to all Optioned Shares.

(c) In the event that the Optionee’s employment with the Company is terminated as a result of the death or Disability of the Optionee, then the non-vested portion of this Option shall be deemed canceled and forfeited in its entirety and Optionee, or his Estate as the case may be, shall have a period of twelve (12) moths to exercise this Option with respect to any vested Optioned Shares.

5.                 Procedure for Exercise.

(a)                Notice. The Optionee may exercise the Option at any time with respect to all or any part of the number of Optioned Shares which have vested by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Optioned Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

(b)               Payment of Exercise Price. Full payment (in U.S. Dollars) by the Optionee of the Exercise Price for the Optioned Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Board, in whole or in part through the surrender of previously acquired shares of common stock (valued at their fair market value on the exercise date). If the Optionee fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, the Optionee's right to purchase such Optioned Shares may be terminated by the Company. The date specified in the Optionee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Optioned Shares to be purchased upon such exercise shall have been received by such date.

In addition to the method of payment set forth above, provided that the Company's common stock is either registered on a national securities exchange or quoted by the NASDAQ at the time of exercise, Optionee shall have the right to exercise this Option in full or in part by delivering written notice to the Company, and Optionee shall receive the number of Optioned Shares equal to the product of (x) the number of Optioned Shares as to which this Option is being exercised, multiplied by (y) a fraction, the numerator of which is the Market Price (defined below) of the Company's common stock minus the Exercise Price of the Optioned Shares and the denominator of which is the Market Price of the Company's common stock. As used in this Agreement, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Company's common stock is listed or admitted to trading, or, if the common stock is not listed or admitted to trading on any exchange, the average closing sale price as furnished by the NASD through The NASDAQ Stock Market, Inc. ("NASDAQ").

(c) Other Limitations on Exercise. The obligation of the Company to deliver shares of common stock upon the exercise hereof shall be subject to the condition that if at any time the Company's Board of Directors shall determine in its sole discretion that the listing, registration or qualification of the Option or the Optioned Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of this Option or the issuance or purchase of stock hereunder, then this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

6.                 Adjustment of and Changes in Stock of Company. If the Company at any time after the Option Grant Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Option will be proportionately increased. If the Company at any time after the Option Grant Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Optioned Shares issuable upon exercise of this Option will be proportionately decreased. Any adjustment under this Section 5 shall become effective at the close of business on the date the subdivision or combination becomes effective.

7.                 Non-Transferabilitv of Option. During the Optionee's lifetime, this Option shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in case of the death of the Optionee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of this Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

8.                 Restrictions on Underlying Stock. The shares of common stock issuable upon exercise of this Option may not be sold, pledged, hypothecated, transferred or assigned in the absence of an effective registration statement for the securities under the applicable federal and state securities laws or an opinion of counsel satisfactory to the Company to the effect that such registration is not required thereunder.

9.                 Nonqualified Option. The Option granted hereby shall be treated as a nonqualified stock option and not as an incentive stock option under the Internal Revenue Code.

10.             No Rights as Stockholder. Neither the Optionee nor any personal representatives shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of common stock purchasable or issuable upon the exercise of this Option, in whole or in part, prior to the date of exercise of this Option in accordance with the provisions hereof.

11.             Successors and Assigns. This Option shall not be assignable by the Optionee without the prior consent of the Company, which shall not be unreasonably withheld. This Option shall be binding upon the successors and assigns of the Company, and shall be expressly assumed by any successor to the Company pursuant to a merger in which the Company is not the surviving entity.

12.             Miscellaneous. This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This certificate is deemed to have been delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Stock Option Agreement are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized representative and the Optionee has hereunto set his hand as of the Option Grant Date.

RICHFIELD OIL & GAS COMPANY

By:	/s/ Douglas C Hewitt,

/s/ Alan D. Gaines
Alan D. Gaines